Exhibit 3.22

CERTIFICATE OF FORMATION

OF

APW WRIGHT LINE LLC

1. The name of the limited liability company is APW Wright Line LLC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The name of the registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 23rd day of May, 2000.

/s/ Walter J. Skipper
Walter J. Skipper, Organizer

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

APW WRIGHT LINE LLC

APW Wright Line LLC (hereinafter called the “Company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

1. The name of the Company is APW Wright Line LLC.

2. Paragraph I of the Certificate of Formation of the Company is hereby amended to read in its entirety as follows:

1. The name of the limited liability company is:

Wright Line LLC

Executed on July 30, 2002.

/s/ Todd A. Adams
Todd A. Adams, President